EXHIBIT A-4










                                     BY-LAWS




                           CENTRAL MAINE POWER COMPANY




                         As Revised and Amended Through

                                  June 20, 1996


                                     BY-LAWS

                                       of

                           CENTRAL MAINE POWER COMPANY


                      SECTION 1. ARTICLES OF INCORPORATION

     The name of the Company and its location shall be as set forth in the Articles of Incorporation (sometimes referred to in these By-Laws as the "Charter"). References in these By-Laws to the Articles of Incorporation or the Charter shall mean the Articles of Incorporation as from time to time in effect. References in these By-Laws to the Maine Business Corporation Act and to particular sections of said Act are to said Act and said sections as from time to time in effect.


                        SECTION 2. STOCKHOLDERS' MEETINGS

     2.1. Annual Meeting. An annual meeting of the stockholders for the purpose of electing Directors and transacting such other business as may properly come before the annual meeting shall be held on the third Thursday in May in each year, at such hour as may be fixed by the Chairman of the Board of Directors, by the President or by a majority of the members of the Board of Directors then in office. If that day be a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. Purposes for which an annual meeting is to be held, additional to the election of directors and those prescribed by law, by the Articles of Incorporation or by these By-Laws, may be specified by the Chairman of the Board of Directors, by the President or by a majority of the members of the Board of Directors then in office.

     2.2. Special Meeting in Place of Annual Meeting. In case an annual meeting of the stockholders shall be omitted through inadvertence or otherwise, the business of such meeting may be transacted at a special meeting duly called in lieu thereof and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 2.3.

     2.3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board of Directors, by the President, by a majority of the members of the Board of Directors then in office, unless otherwise provided by law, by the holders of not less than 10% of the outstanding shares of the Company entitled to vote at the meeting or as otherwise provided in the Articles of Incorporation. Each call of a special meeting shall state the place, date, hour and purposes of the meeting.

     2.4. Organization of Meetings. At each meeting of the stockholders the Chairman of the Board of Directors, or in his absence the Vice Chairman of the Board of Directors, or in their absence the President, shall act as chairman of the meeting. Procedure at the meeting shall be established by the chairman of the meeting.

     2.5. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Company in the State of Maine, Edison Drive, Augusta, Maine, or at such other place in the State of Maine as shall be fixed by the Chairman of the Board of Directors, by the President or by a majority of the members of the Board of Directors then in office.

     2.6. Notice of Meetings. Written notice of each meeting of stockholders shall be given in accordance with the provisions of the Maine Business Corporation Act, including, without limitation, Section 604 of said Act, unless such notice shall be waived as provided in said Act, including, without limitation, Section 605 of said Act.

     2.7. Quorum of Stockholders. At all stockholders' meetings, unless otherwise specifically provided in these By-Laws, a representation of shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled shall be necessary to constitute a quorum for the transaction of business other than (a) adjourning from time to time until a quorum shall be present, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient; provided, that such quorum requirement shall be applicable to stockholders' meetings only when the outstanding Preferred Stock of all classes and series are not entitled to vote as a class for the election of a majority of the Directors of the Company; and, provided further, that, at stockholders' meetings when the outstanding Preferred Stock of all classes and series are entitled to vote as a class for the election of a majority of the Directors, the foregoing quorum requirement shall be reduced from a majority of such total votes to one-third of such total votes. When a quorum is present at any meeting, a majority of the votes to which stock represented thereat and voting is entitled shall, except when a larger vote is required by law, by the Charter or by these By-Laws, decide any question brought before such meeting.

     At all meetings of stockholders held: (i) for any of the purposes specified in Section B.6(b) of the Capital Stock Provisions of the Articles of Incorporation the presence in person or by proxy of the holders of shares, of the Common Stock and other stock having the general right to vote with the Common Stock, entitled in the aggregate to not less than one-third of the total votes to which all outstanding shares of such capital stock of the Company are then entitled, shall be required to constitute a quorum of such class for the election of Directors; and (ii) for any of the purposes specified in Section B.6(b) and in Section B.8 of the Capital Stock Provisions of the Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall be necessary to constitute a quorum of such classes, provided, for the purposes specified in said Section B.6(b), that if such quorum shall not have been obtained at such meeting, or at any adjournment thereof, within ninety (90) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of one-third of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall then be sufficient to constitute a quorum of such classes. The absence of a quorum of the holders of stocks of either class shall not prevent the election at any such meeting, or any adjournment thereof, of Directors by the other such class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stocks of either class, a majority of those holders of the stocks of such class who are present in person or by proxy shall have power to adjourn such meeting from time to time (without notice, other than announcement at the meeting, if for thirty
(30) days or less) until the requisite amount of holders of stock of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting or special meeting in lieu thereof.

     2.8. Voting. At all stockholders' meetings, holders of record of stock entitled to vote on any question or at any election shall be entitled to one vote for each share of stock held by them respectively, except that holders of Common Stock shall be entitled to one-tenth vote for each share of said stock held by them. In elections of Directors by the stockholders, when, and only when, the Preferred Stocks are not entitled to vote as a class for the election of a majority of the full Board of Directors, each stockholder having the right to vote shall be entitled to as many votes as pertain to his shares of stock multiplied by the number of Directors to be elected, and he may cast all such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. Such vote may, in all cases, be given by proxy duly authorized in writing; but no proxy granted more than six months before the meeting, which shall be named therein, shall be accepted, and no proxy shall be valid after the final adjournment of such meeting.

     2.9. Voting Inspectors. At all meetings of stockholders there shall be one or more voting inspectors as provided in the Maine Business Corporation Act, including, without limitation, Section 609 of said Act.


                          SECTION 3. BOARD OF DIRECTORS

     3.1. Number and Term of Office. Except as otherwise fixed in or pursuant to provisions of the Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, the Company shall have a Board of Directors consisting of not fewer than nine members nor more than eighteen members, the exact number (i) to be twelve persons upon adoption of this Section 3.1, subject to change exclusively by the Board of Directors as provided in this Section 3.1, and (ii) if to be changed from twelve persons to some other number not fewer than nine nor more than eighteen persons subsequent to the adoption of this Section 3.1, to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

     No person shall be a Director or executive officer of the Company who is also a director or executive officer of Central Vermont Public Service Corporation, of Public Service Company of New Hampshire, or of any corporation which may succeed to all or substantially all of the property and business of either. A majority of the Directors shall at all times be persons who are not employees of the Company. The provisions of this paragraph shall not apply to the election of Directors by the holders of Preferred Stock when, in accordance with the provisions of the Articles of Incorporation, they shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors.

     3.2. Term of Directors, Vacancies and Resignations and Removals. Each Director shall hold office as provided in the Maine Business Corporation Act, including, without limitation, Section 704 of said Act. The term of office for each Director elected by the holders of the Preferred Stock of the Company as provided in Section B.6 of the Capital Stock Provisions of the Articles of Incorporation shall be as provided in said Section B.6.

     At the annual meeting of  stockholders of the Company at which this Section
3.2 is adopted, the Directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, as nearly equal in number as possible, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, Class II to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, and Class III to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Company following the annual meeting of stockholders at which this Section 3.2 is adopted, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

     Except as otherwise fixed in or pursuant to provisions of the Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors, acting at a regular or special meeting. If any applicable provision of the Maine Business Corporation Act expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the combined voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. Any Director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. If the number of authorized Directors is changed by resolution of the Board of Directors pursuant to this
Section 3.2, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

     Subject to any controlling provision of Maine law and subject to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director, or the entire Board of Directors, may be removed from office at any time by the holders of the stock of all classes and series of the Company entitled to vote generally (the "Voting Stock"), but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class (it being understood that, for all purposes of these By-Laws, each share of the Voting Stock shall have the number of votes granted to it pursuant to these By-Laws or the Capital Stock Provisions of the Articles of Incorporation or any designation of the rights, powers and preferences of any class or series of the capital stock of the Company fixed in or made pursuant to the Articles of Incorporation). The Company must notify the Director of the grounds of his impending removal and the Director shall have an opportunity, at the expense of the Company, to present his defense to the stockholders by a statement which accompanies or precedes the Company's solicitation of proxies to remove him. The term "entire Board of Directors" as used in these By-Laws means the total number of Directors which the Company would have if there were no vacancies.

     3.3. Powers. The business and affairs of the Company shall be managed by the Board of Directors. The Board of Directors may exercise all of the powers of the Company and do and perform, or cause to be done and performed, all such lawful acts and things as are not by law, by the Articles of Incorporation, or by these By-Laws, required to be exercised or done by the stockholders.

     3.4. Committees. The Board of Directors, by a resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and other Committees, each consisting of two or more Directors, and may delegate to such Committee or Committees all the authority of the Board of Directors except those which by the Maine Business Corporation Act, including, without limitation, Section 713 of said Act, the Articles of Incorporation, or these By-Laws, may not be exercised by such Committee or Committees. Alternate members of such Committee or Committees may also be appointed as specified in said Section 713. Except as the Board of Directors may otherwise determine, the business of such Committee or Committees shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. Each such Committee shall report its actions to the Board of Directors.

     3.5. Regular Meetings. A regular meeting of the Board of Directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held without call or notice if the time and place of such meetings are fixed by the Board of Directors, provided that notice of the first regular meeting following any such determination shall be given to each Director.

     3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or, if he is absent or is unable to act, by any Vice President, or by any two Directors. The person or persons calling the special meeting shall set the time and place thereof.

     Notice of each special meeting of the Board of Directors shall be given by the Clerk, the Secretary or the person or persons calling the meeting.

     It shall be sufficient notice to a Director of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice, either before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of the meeting except as otherwise required by the Articles of Incorporation, these By-Laws or the Maine Business Corporation Act.

     3.7.  Action  Without  A  Meeting.  Action  may be  taken  by the  Board of
Directors without a meeting as provided in the Maine Business Corporation Act, including, without limitation, Sections 708, 711 and 712 of said Act.

     3.8. Quorum. At any meeting of the Directors a majority of the Directors then in office shall constitute a quorum for the transaction of business. The Directors present at a duly called or held meeting at which a quorum was once present may continue to do business at the meeting notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time and place to which it is adjourned are fixed and announced at such meeting.

     3.9. Action by Vote. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by the Articles of Incorporation, these By-Laws or the Maine Business Corporation Act.


                         SECTION 4. OFFICERS AND AGENTS

      4.1. Enumeration; Qualification. The officers of the Company shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, a Clerk, a Secretary and such other officers, if any, as the Board of Directors from time to time may in their discretion elect or appoint. The President shall be elected from the Board of Directors, and the Chairman of the Board of Directors and any Vice Chairman of the Board shall be elected from those Directors who are not employees of the Company. The Clerk shall be a resident of the State of Maine. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the Company in such amount and with such sureties as the Board of Directors may determine.

     4.2. Powers. Subject to the Maine Business Corporation Act, the Articles of Incorporation and the other provisions of these By-Laws, each officer shall have such duties and powers as are usually incident to his respective office and such other duties and powers as may be prescribed from time to time by the Board of Directors.

     4.3. Election. The Chairman of the Board of Directors, the President and the Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders. Other officers may be elected or appointed by the Board of Directors at said meeting or at any other time.

     4.4. Tenure. Except as otherwise provided by the Maine Business Corporation Act, by the Articles of Incorporation or by these By-Laws, the Chairman of the Board of Directors, the President and the Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of stockholders unless, in any case, a shorter period shall have been specified by the terms of his election or appointment, or until he sooner dies, resigns, is removed or becomes disqualified.


                                   SECTION 5.

                       RESIGNATION, VACANCIES AND REMOVALS

     Any Director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board of Directors, the President or the Clerk or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any vacancy, however occurring, in the office of any officer may be filled by the Board of Directors. The Board of Directors may remove any officer as provided in the Maine Business Corporation Act including, without limitation,
Section 715 of said Act.


                         SECTION 6. STOCK CERTIFICATES,
                      TRANSFERS OF SHARES AND RECORD DATES

     6.1. Stock Certificates. Each stockholder, upon payment in full for his shares, shall be entitled to a certificate certifying the number and the class and the designation of the series, if any, of the shares owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall conform with the provisions of the Maine Business Corporation Act and be signed by any two of the President or any Vice President and by the Treasurer or any Assistant Treasurer, and may be sealed with the seal of the Company or a facsimile thereof. If the certificate is countersigned by the Clerk, a transfer agent or any assistant transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company, any other signature on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issue.

     6.2. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

     6.3. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Company by the surrender to the Company or one of its transfer agents of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the particular transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Company shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Company in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the Company of his post office address.

     6.4. Record Date. The Board of Directors may by resolution fix in advance a record date not exceeding sixty (60) days nor less than ten (10) full days prior to (a) the date of any stockholders' meeting for the purpose of determining stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or (b) the date of the payment of any dividend, other distribution, right or other benefit, including the issuance of rights to subscribe for securities, for the purpose of determining stockholders entitled to receive such dividend, other distribution, right or other benefit; and may by resolution, subject to such time limitations, fix a record date for any other proper purpose.


                           SECTION 7. INDEMNIFICATION

     7.1. To the extent permitted and in the manner provided by the Maine Business Corporation Act, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, assessments, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the manner provided by the Maine Business Corporation Act, upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, partner, fiduciary, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7.2. The Company shall have power to purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable provisions of law.

                              SECTION 8. AMENDMENTS

     These By-Laws may be altered, amended or repealed, except as may be otherwise expressly provided by law or in other sections of these By-Laws or in the Articles of Incorporation, at any annual or special meeting of the stockholders called for the purpose, of which the notice shall include the proposed action, by vote of stockholders holding shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled, except that in the case of the provisions of the first paragraph of Section 2.7 relating to the requirements for a quorum and in the case of the provisions of Section 2.8 relating to cumulative voting such vote shall be by the affirmative vote of stockholders holding shares entitled in the aggregate to two-thirds of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled and except that in the case of the provisions of
Section 2.8 relating to the rights of the Company's Preferred Stock to vote such vote shall be by the affirmative vote of two-thirds in interest of each class of the Company's Preferred Stock then outstanding which is affected by the change, voting separately as a class. These By-Laws may also be altered, amended or repealed by vote of a majority of the Board of Directors then in office, except that the Board of Directors shall not alter, amend or repeal the provisions of the first paragraph of Section 2.7 relating to the requirements for a quorum, the provisions of Section 2.8 relating to cumulative voting, the provisions of the second paragraph of Section 3.1 relating to the qualification of Directors, the provisions of the first paragraph of Section 3.1 relating to the number of Directors and the provisions of Section 3.2 relating to the classification and term of Directors, the filling of vacancies and the resignation and removal of Directors from office and any provision of this Section 8 pertaining to the foregoing sections. Notwithstanding any other provision in these By-Laws or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Articles of Incorporation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of Voting Stock (as defined in the Corporate Governance Provisions of the Articles of Incorporation) of the Company, voting together as a single class, shall be required to alter or repeal the first paragraph of Section 3.1 relating to the number of Directors and the provisions of Section 3.2 relating to the classification and term of Directors, the filling of vacancies and the resignation and removal of Directors from office and any provision of this Section 8 pertaining to the foregoing sections.


                          SECTION 9. TITLES OF SECTIONS

     All titles of sections are inserted for convenience only, and are not a part of these By-Laws or to be used in the construction thereof.